Exhibit 99.1

China Education Alliance Appoints Baker Tilly Hong Kong

as its Independent Registered Public Accounting Firm

HARBIN, China, March 16, 2012-- /PRNewswire-Asia-FirstCall/ -- China Education Alliance, Inc. (“the Company”, OTCQX: CEAI) announced today the appointment of Baker Tilly Hong Kong (“Baker Tilly”) as its independent registered public accounting firm to replace Sherb & Co, LLP.

Baker Tilly Hong Kong was established in 1977. It is one of the largest CPA firms in Hong Kong and a member of the Baker Tilly International accountancy and business advisory network. It employs approximately 250 directors and staff in offices in Hong Kong, Macau and Shenzhen and is registered with the Public Company Accounting Oversight Board in the United States. Baker Tilly International is headquartered in London and is the 8th largest accountancy network in the world by fee income.

The decision to change auditors was not the result of any disagreement between the Company and its prior auditor, Sherb & Co, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The change was authorized and approved by the Company’s Audit Committee and Board of Directors on March 12, 2012. Baker Tilly will work with the Company beginning with the audit for the year ended December 31, 2011.

“We look forward to leveraging the vast experience and international expertise of Baker Tilly starting with the auditing of our 2011 financial results.” said Mr. Xiqun Yu, Chairman and CEO of China Education Alliance, Inc. “Thanks to its involvement with Chinese companies listed in Hong Kong and in the US, Baker Tilly has accumulated an extensive understanding of company accounting and business practices in China and is fully qualified to and produce high quality US GAAP audits under US SEC regulations. We have always been fully committed to transparency and we believe that our shareholders will view this change of auditors as a positive step.”

About China Education Alliance, Inc.

China Education Alliance, Inc. (www.chinaeducationalliance.com) is a fast-growing, leading, China-based company offering high-quality education resources and services to students aged 6 to 18 and adults (university students and professionals) aged 18 and over. For students aged 6 to 18, China Education Alliance offers supplemental, online exam-oriented training materials and onsite, exam-oriented training and tutoring services. The company provides online, downloadable famous-teacher resources and onsite, personalized instruction. All resources and tutoring services are provided by famous teachers within mainland China. The purpose of online exam-orientated resources and onsite tutoring is to help Chinese students (aged 6 to 18) pass the two most important and highly competitive exams in their educational career: the senior high school entrance and college entrance exams. For graduates and professionals aged 18 and over, China Education Alliance provides vocational training including IT and several professional training programs.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the company for growth, the Company's planned expansion in 2009 and predictions and guidance relating to the Company's future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs and are not a guarantee of future performance but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the education industry, pricing and demand trends for the Company's products, changes to government regulations, risk associated with operation of the Company's new facilities, risk associated with large scale implementation of the company's business plan, the ability to attract new customers, ability to increase its product's applications, cost of raw materials, downturns in the Chinese economy, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release, readers are cautioned not to place undue reliance on any of them and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

For more information, please contact:

Ms. Cloris Li

Chief Financial Officer

China Education Alliance, Inc.

cloris@edu-chn.com

Jenny Wu

Tel: +852 2232 3907

jwu@christensenIR.com